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                                                                    EXHIBIT 99.1

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245

Gentlemen:

     We hereby consent to the inclusion of our Fairness Opinion addressed to the Board of Directors of Peerless Systems Corporation in the Form S-4 Registration Statement of Peerless Systems Corporation to be filed in connection with the pending acquisition of Auco, Inc. by Peerless Systems Corporation. We also consent to the inclusion in the such Form S-4 Registration Statement of references to our firm.

                                          Sincerely,

April 23, 1999                            /s/ John Brew
                                          -------------------------
                                          Managing Director